Exhibit 5.7

March 6, 2014

Catamaran Corporation

1600 McConnor Parkway

Schaumburg, Illinois 60173-6801

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Catamaran PBM of Pennsylvania, LLC, a Pennsylvania limited liability company (the “Pennsylvania Guarantor”), and are furnishing this opinion letter in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by Catamaran Corporation, a corporation organized under the laws of the Yukon Territory of Canada (the “Company”), and each of the Company’s subsidiaries identified as an “Additional Registrant” on the cover page of the Registration Statement, including the Pennsylvania Guarantor (each a “Guarantor” and collectively, the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on March 6, 2014. The Registration Statement relates to the potential offer and sale, from time to time, of : (i) an indeterminate principal amount of the Company’s debt securities (the “Debt Securities”) and (ii) guarantees that may be issued by one or more of the Guarantors to holders of the Debt Securities (the “Guarantees” and, together with the Debt Securities, the “Securities”) as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) . The Debt Securities are to be issued under the Indenture, dated as of March 6, 2014 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). Any Guarantee will be issued under the Indenture as supplemented by a supplemental indenture thereto to be entered into among the Company, each applicable Guarantor and the Trustee.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

www.BlankRome.com

Boca Raton — Cincinnati — Houston — Los Angeles — New York — Philadelphia — Princeton — San Francisco — Shanghai — Tampa

— Washington — Wilmington

Catamaran Corporation

March 6, 2014

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) a certified copy of the Second Amended and Restated Limited Liability Company Operating Agreement of the Pennsylvania Guarantor (the “ LLC Agreement”) and a certified copy of the Certificate of Organization, as amended of the Pennsylvania Guarantor ( the “Certificate”);

(b) a certified copy of certain resolutions of the Board of Directors of the Pennsylvania Guarantor adopted on March 6, 2014;

(c) a Subsistence Certificate from the Pennsylvania Secretary of State, dated March 4, 2014, attesting to the subsistence of the Pennsylvania Guarantor in the Commonwealth of Pennsylvania (the “ Subsistence Certificate”);

(d) the form of Indenture filed as an exhibit to the Registration Statement pursuant to which the Debt Securities and Guarantees, if any, are to be issued from time to time (the “Indenture”); and

(e) the Registration Statement.

In addition, we have examined such other documents, agreements, and certificates as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In rendering the opinions set forth below, we have, with your consent, relied only upon examination of the documents described above and have made no independent verification or investigation of the factual matters set forth herein. We did not participate in the negotiation or preparation of the Indenture or the Registration Statement and have not advised the Company or the Guarantors with respect to such documents or transactions contemplated thereby.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. Additionally, we have assumed that there will no changes to the Indenture, LLC Agreement, Certificate and Registration Statement after the date hereof. As to all questions of fact material to this opinion letter that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and the Guarantors and have assumed that such matters remain true and correct through the date hereof.

Catamaran Corporation

March 6, 2014

Based on the foregoing, and subject to the limitations stated herein, we are of the opinion that:

1. Based solely on the Subsistence Certificate, the Pennsylvania Guarantor is a limited liability company validly subsisting under the laws of the Commonwealth of Pennsylvania.

2. When (i) the issuance and terms of any Guarantees by the Pennsylvania Guarantor and the terms of the offering thereof have been (A) duly established in conformity with the Indenture or any supplemental indenture thereto, so as not to violate applicable law, or rule or regulation thereunder applicable to the Pennsylvania Guarantor, affect the enforceability of such Guarantees or result in a default under or breach of any agreement or instrument binding on the Guarantor, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Guarantor and (B) duly authorized by proper action of the Board of Directors of the Pennsylvania Guarantor in accordance with the LLC Agreement and Certificate, and (ii) such Guarantees have been duly executed, authenticated, issued and delivered in accordance with any applicable underwriting agreement, the Indenture and any supplemental indenture thereto and issued and sold as contemplated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, the Pennsylvania Guarantor will have the limited liability company power and authority to execute, deliver and perform its obligations under the Indenture and the Guarantees and will have taken the required steps to authorize the execution and delivery of the Indenture and the Guarantees under the laws of the Commonwealth of Pennsylvania.

The foregoing opinion is limited to matters arising under the Pennsylvania Limited Liability Company Law of 1994, as amended, as in effect on the date hereof. We express no opinion as to: (a) the enforceability of the Indenture, any supplemental indenture thereto or the Guarantees in accordance with their terms except to opine as to the authority of the Pennsylvania Guarantor to enter into such document, as specifically provided herein; or (b) the application of federal or state securities law to the transactions contemplated in the Indenture, any supplemental indenture thereto or the Registration Statement.

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm Sidley Austin LLP in and in connection with the legal opinion provided by that law firm that is included as Exhibit 5.1 to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as Exhibit 5.7 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Blank Rome LLP